EXHIBIT 99.2


                        {GOLDEN NUGGET GRAPHIC OMITTED]



FOR IMMEDIATE RELEASE
November 10, 2004

CONTACT
    Dawn Prendes, Senior Vice President and Chief Financial Officer, Poster
      Financial Group and Golden Nugget Hotels and Casinos, 702-386-8187,
                           dprendes@goldennugget.com

               POSTER FINANCIAL GROUP AND THE GOLDEN NUGGET GROUP
                       REPORT THIRD QUARTER 2004 RESULTS

Las Vegas, NV, November 10, 2004 - Poster Financial Group, Inc. ("Poster Financial Group") and its subsidiaries, the entities that own and operate the Golden Nugget Las Vegas and Golden Nugget Laughlin (collectively the "Golden Nugget Group"), today reported results for the fiscal quarter ended September 30, 2004.

Conference Call Information

We will host a conference call to discuss our third quarter financial results on Wednesday, November 10, 2004 beginning at 11 a.m. Eastern Standard Time. Interested participants are able to access the call by dialing into our conference operator at (800) 261-3417, Passcode 97785725; International callers may dial (617) 614-3673. A replay of the call is available until Thursday, November 18, 2004 at 11 p.m. Eastern Standard Time. To access the replay, call
(888) 286-8010, Passcode 41493578, International callers may access the replay by dialing (617) 801-6888. Additional information is available in the "Investors Relations" section of our website at www.goldennugget.com.

Third Quarter 2004 Results

Poster Financial Group reported the following results for the quarter ended September 30, 2004. These results are compared to the quarter ended September 30, 2003, reported on a pro forma basis, reflecting the Acquisition referred to below and the related financing transactions as if they had occurred at the beginning of 2003.

     o Consolidated revenues of $60.9 million (a 6.8% increase compared to $57.0 million in third quarter of 2003).

     o Operating loss of $4.3 million (compared to operating income of $3.4 million in third quarter of 2003).

     o Net loss of $8.7 million (compared to a net loss $0.9 million in third quarter of 2003).

Poster Financial Group reported EBITDA of $(0.3) million (compared to $6.7 million in third quarter of 2003). EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity, as an alternative to net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. A description of pro forma adjustments is provided in Table 2, and a reconciliation of net income to EBITDA is provided in Table 3.

The increases in net revenues are largely a result of significant increases in gaming volumes, increased hotel occupancy coupled with higher average daily room rate, and increased volumes and pricing in our Food and Beverage Division. These increases reflect the success of our ongoing efforts to re-position the Golden Nugget brand combined with our very aggressive promotional events calendar. The decrease in our operating results is primarily due to low casino hold percentage and increased expenses associated with marketing, advertising and casino promotions, which have proven to be very successful in driving incremental business.

Acquisition Highlights

o Poster Financial Group is a holding company that was incorporated in June 2003 for the purpose of acquiring the Golden Nugget Group from MGM MIRAGE. The acquisition of the Golden Nugget Group (the "Acquisition") was completed on January 23, 2004. The Golden Nugget Group consists of the former MGM MIRAGE subsidiaries that own and operate the Golden Nugget hotel and casino in downtown Las Vegas (and its interest in the Fremont Street Experience) and the Golden Nugget hotel and casino in Laughlin, Nevada.

o On January 23, 2004, Poster Financial Group completed the Acquisition at a total cost of approximately $213.7 million, consisting of a purchase price of $215 million (adjusted to $210.2 million for working capital and other adjustments at the closing date) and approximately $3.5 million in transaction fees.

o Funds for the Acquisition were raised through an equity contribution from Poster Financial Group's parent, PB Gaming, Inc. ("PB Gaming"), of $50 million, the issuance of $155 million aggregate principal amount of 83/4%Senior Secured Notes due 2011 (the "Senior Notes"), and borrowings of approximately $18.9 million under Poster Financial Group's $35 million bank senior credit facility.

o Poster Financial Group was founded and is managed by Timothy Poster and Thomas Breitling, Poster Financial Group's Chief Executive Officer and President, respectively. Previously, Mr. Poster served as chairman and chief executive officer of Travelscape.com, Inc., from March 1998 through March 2000. Mr. Breitling previously founded Breitling Ventures, an investment firm and served as the President of Travelscape, Inc. from March 2000 to December 2001. Since January 2003, Mr. Breitling has served as chairman and chief executive officer of Insomnia Entertainment, an independent film company. Messrs. Poster and Breitling co-founded Travelscape.com and sold the company to Expedia in March 2000.

Golden Nugget Las Vegas Highlights

The Golden Nugget Las Vegas is the leading downtown hotel-casino and the largest by number of guestrooms in downtown Las Vegas, offering 1,805 deluxe guest rooms and 102 suites and penthouses. Winner of the AAA Four-Diamond Award for 27 consecutive years, the Golden Nugget is the most luxurious resort in downtown Las Vegas. A 36,000 square-foot casino space features more than 1,200 of the most popular slot and video poker machines, 68 table games including blackjack, baccarat, roulette and craps, as well as keno and a complete race and sports book and a poker room. The property is a founding member of the Fremont Street Experience, developed in 1996 to attract and entertain visitors to the area. Amenities of the property include headline entertainment, five world-class restaurants, a complete spa and salon, 12 meeting and banquet rooms accommodating up to 400 people, and a year-round outdoor swimming pool with cabanas. Additional information and online reservations and travel packages are available at www.goldennugget.com.

     o Advertising Campaigns - The full impact of the "What's Cool?" branding campaign was felt throughout the hotel and casino operation where growth was seen in key business indicators such as food covers, hotel occupancy and ADR, as well as casino volumes. This national print and regional outdoor campaign was carried in relevant lifestyle publications, and was the first significant branding done at the Golden Nugget Las Vegas since 1989. With the Messrs. Poster and Breitling as the moving force, this campaign is reintroducing the Golden Nugget Las Vegas to new and younger audiences in key source markets with a "vintage Vegas for a modern day" message, and invites them to "Come to Play" in a cool, original Las Vegas property. Additionally, the property received positive consumer reaction to the television series "The Casino", with many first time visitors coming to the property as a result of the show and some even seeking autographs from their favorite characters. Both campaigns drove significant foot traffic through the doors in the summer of 2004 and contributed to revenue increases.

     o High Limit Salon - This intimate salon for premium players opened in the second quarter of 2004 and has already provided a large revenue benefit to Golden Nugget Las Vegas table games. This new area provides high-limit blackjack, full-size and mini-baccarat and European roulette ("single 0"), and features custom-made light fixtures, gaming tables and wall coverings, creating a gaming environment that is warm and inviting. Convenient services for players include a plush lounge, private cashier; plasma televisions add to the ambiance of the room. During the quarter, the amenities and action of this salon attracted over 150 new, high-limit gamblers to the Golden Nugget Las Vegas, players that did not have an outlet for their play at the Golden Nugget Las Vegas previously.

     o Slot Floor - A significant portion of the slot floor improvements took place in second quarter of 2004, with the installation of the new player tracking system and the installation of many new slot machines. The casino floor at the Golden Nugget Las Vegas has seen the installation of 925 new slot and video machines equipped with the new Aristocrat Technologies player tracking features and marketing and bonusing capabilities. The ticket-in/ticket-out (TITO) technology has been introduced in 733 of these new games. As a result, the Golden Nugget Las Vegas has realized an approximate 14% increase in handle, yielding an approximate 8% increase in win on games converted to the TITO technology. The majority of the 1,224 machines on the floor will be converted to TITO technology by the end of 2004. Once the total conversion is complete, tracking, rewarding and marketing to slot players at the Golden Nugget Las Vegas will be at an all-time high.

     o Celebrity and Entertainment Spotlights - As a result of the increased emphasis on unique entertainment events, and with live performances in the third quarter of 2004 by Bruce Willis and the Accelerators and Aaron Lewis of Staind, the Golden Nugget Las Vegas continues to garner energy and media attention. The Golden Nugget Las Vegas has served as a site location for several radio, television and motion picture shoots. Outlets such as Travel Channel, CBS, A&E Network, Comedy Central and others filmed at the Golden Nugget Las Vegas in the third quarter of 2004. A record number of media stories have come out about the property with many additional requests from media continuing to come in daily, including articles in Business Week, Los Angeles Times and Los Angeles Magazine. The Golden Nugget Las Vegas continues to actively pursue additional television series, product placement and site location opportunities for relevant motion picture shoots. This additional exposure is very powerful, carries forward the "Come to Play" message initiated in the advertising campaigns, and brings direct business response through the doors from customers old and new.

Golden Nugget Laughlin Highlights

The Golden Nugget Laughlin is an intimate, 300-room resort located on the banks of the Colorado River in Laughlin, Nevada, 90-miles southeast of Las Vegas. The tropical-themed casino features slot and video poker machines, which include progressive-play machines; table games, including blackjack, craps, roulette, and three-card poker; keno; and a complete race and sports book, which is linked to the Golden Nugget Las Vegas for the most up-to-the-minute betting lines. The race book at the Golden Nugget Laughlin offers pari-mutuel betting, providing access to major sporting events from around the world. Additional information is available online: www.gnlaughlin.com.

     o Sports Bar at Tarzan's - The Sports Bar at Tarzan's is proving to be the location of choice for sports bettors in the Laughlin area. With, what we believe, is the best audio and visual environment for sports on the Colorado River, combined with our favorable betting lines and appetizing menu selections, the Sports Bar is able to provide bettors with a one-of- a-kind viewing, betting and dining environment. The popularity of the Sports Bar also is helping to increase the action in the expanded pit just outside of Tarzan's.

     o Oasis Player Tracking - The new Oasis Player Tracking System from Aristocrat Technologies was installed during the third quarter of 2004. Guests have responded positively as the Golden Nugget Laughlin is once again able to provide guests comp balances on the reader boxes of the slot machines, a very popular past practice known as "full disclosure." The new Oasis system has also allowed for table game and slot play to be merged in one consolidated account for players. The combined accounts are attractive to guests as complimentaries as other rewards are consolidated, and they are effective as a database and marketing tool allowing management to better understand and evaluate play. The "Personal Banker" module was also installed at the Golden Nugget Laughlin and, as more regulatory approvals are obtained, this feature will have an enhanced impact on the Golden Nugget Laughlin, allowing players to be rewarded with free-play credits right at the games. GNL has continued to expand the number of ticket-in/ticket-out (TITO) technology equipped games on the slot floor, which is attractive to players and provides operating efficiencies for the business.

On, November 8, 2004, Poster Financial Group entered into an agreement to sell Golden Nugget Laughlin to Las Vegas-based gaming and real estate company, Barrick Gaming Corp., for $31 million plus working capital at closing of the transaction. The transaction includes a 24-month license agreement for the limited use of the Golden Nugget Laughlin name and brand.

The transaction is subject to customary closing conditions contained in the purchase agreement, including receipt of all necessary regulatory and governmental approvals. Both parties anticipate the transaction to be completed during the first quarter of 2005. Poster Financial Group expects to report a modest gain upon the completion of the transaction.


Cautionary Note Regarding Forward-Looking Statements

This press release may contain "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks. Such forward-looking statements include statements as to the our anticipated financial performance; the impact of competition and current economic uncertainty; the sufficiency of funds to satisfy our cash requirements through the remainder of fiscal 2004; and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends" and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause our actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause differences in results of operations include, but are not limited to, general economic conditions in the markets in which we operate, competition from other gaming operations, leverage, the inherent uncertainty and costs associated with litigation and governmental and regulatory investigations, licensing and other regulatory risks, and other risks disclosed in our filings with the Securities and Exchange Commission. All forward-looking statements attributable us or persons acting on our behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

                                     # # #


TABLE 1

              Unaudited Consolidated Results of Operations for the
                       Quarter Ended September 30, 2004
                             (Thousands of dollars)


                                                                Three Months Ended    Nine Months Ended
                                                                September 30, 2004   September 30, 2004 (a)
                                                                ------------------   ----------------------


Revenues
      Casino                                                    $        41,280     $        123,327
      Rooms                                                              11,861               34,599
      Food and beverage                                                  14,205               38,756
      Entertainment, retail and other                                     3,430                9,487
                                                              ------------------   ------------------
            Gross revenues                                               70,776               206,169
            Promotional allowances                                       (9,882)              (25,732)
                                                              ------------------   ------------------

            Net revenues                                                 60,894              180,437
Cost and expenses
      Casino                                                             28,314               75,036
      Rooms                                                               5,555               14,649
      Food and beverage                                                   8,266               23,634
      Entertainment, retail and other                                     2,528                7,343
      Provision for doubtful accounts                                       935                2,010
      General and administrative                                         15,510               39,338
      (Gain)/loss on sale of assets                                         (70)                 (70)
      Depreciation and amortization                                       4,204               11,285
                                                              ------------------   ------------------
            Total cost and expenses                                      65,242              173,225
                                                              ------------------   ------------------
      Operating income                                                   (4,348)               7,212

Other income (expense)
      Equity in loss of joint venture                                      (126)                (382)
      Interest income                                                        17                  106
      Interest expense                                                   (4,234)             (12,391)
                                                              ------------------   ------------------

            Total other income (expense)                                 (4,343)             (12,667)
                                                              ------------------   ------------------

            Net income (loss)                                   $        (8,691)    $         (5,455)
                                                              ------------------   ------------------


Note to Table 1
---------------

     a) Amounts are on a historical basis and reflect the results of operations for the Golden Nugget Group for the two hundred fifty-two day period from the Acquisition (January 23, 2004) through September 30, 2004.

                                    TABLE 2

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated statements of operations give effect to the Acquisition and related financing transactions as if they had occurred on January 1, 2003. The pro forma financial statements are presented for information purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition and related financing transactions had been completed as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable under the circumstances, including the allocation of the purchase price to the assets acquired and liabilities assumed.



                                                     Unaudited Pro Forma Condensed Consolidated
                                                            Statement of Operations

                                                    For the Nine Months Ended September 30, 2004
                                             ------------------------------------------------------------
                                               Historical         Adjustments              Pro Forma
                                             ----------------   ----------------        -----------------
                                                              (dollars in thousands)


Net Revenues                                  $   180,437        $    14,805   (a)        $   195,242

Cost and expenses
    Casino-hotel operations                       122,672              9,423   (a)            132,095
    General and administrative                     39,268              2,525   (a)
                                                                      (1,565)  (b)
                                                                          78   (c)
                                                                          33   (d)
                                                                         102   (e)
                                                                         (72)  (f)             40,370
    Management Fee                                                       844   (a)
                                                                        (844)  (c)                -
    Depreciation and amortization                  11,285                806   (g)             12,091
                                             ----------------   ----------------        -----------------
      Total costs and expenses                    173,225             11,331                  184,556
                                             ----------------   ----------------        -----------------
Operating income                                    7,212              3,474                   10,686

Other income (expense)
    Equity in loss of joint venture                  (382)               (26)  (a)               (408)
    Interest income                                   106                (52)  (h)                 54
    Intercompany interest                                               (206)  (a)
                                                                         206   (i)                -
    Interest expense                              (12,391)               (66)  (j)            (12,457)
                                             ----------------   ----------------        -----------------
      Other expense                               (12,667)              (144)                 (12,811)
                                             ----------------   ----------------        -----------------
Income (loss) before income taxes                  (5,455)             3,331                   (2,124)
Income tax provision                                                    (307)  (a)
                                                                         307   (k)                -
                                             ----------------   ----------------        -----------------
Net income (loss)                             $    (5,455)       $     3,331              $    (2,124)
                                             ----------------   ----------------        -----------------

Cost and expenses

    Casino-hotel operations                        37,923                 -                    37,923
    General and administrative                     11,618                325   (l)
                                                                         139   (m)
                                                                         422   (n)
                                                                        (351)  (o)             12,153
    (Gain) loss on sale of assets                      (3)                -                        (3)
    Depreciation and amortization                    3,382               128   (p)              3,510
    Management fee                                   3,271            (3,271)  (l)                -
                                          -----------------  ------------------       -----------------
      Total costs and expenses                      56,191            (2,608)                  53,583
                                          -----------------  ------------------       -----------------
Operating income                                       781             2,608                    3,389

Other income (expense)
    Equity in loss of joint venture                   (225)               -                      (225)
    Interest income                                      8                -                         8
    Interest expense                                   (13)           (4,019)  (q)             (4,032)
    Intercompany interest expense                     (800)              800   (r)                -
                                          -----------------  ------------------       -----------------
      Other expense                                 (1,030)           (3,219)                  (4,249)
                                          -----------------  ------------------       -----------------
Income (loss) before income taxes                     (249)             (611)                    (860)
Income tax provision                                    78               (78)  (s)                -
                                          -----------------  ------------------       -----------------
Net income (loss)                             $       (171)      $      (689)             $      (860)
                                          =================  ==================       ==================



                                               Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                         For the Nine Months Ended September 30, 2003
                                             ---------------------------------------------------------------------
                                                     Historical                                        Pro Forma
                                             -----------------------------------                      -------------
                                                 Poster                                                   Poster
                                               Financial         Golden Nugget                           Financial
                                              Group, Inc.           Group          Adjustments          Group, Inc.
                                          -----------------  -----------------  -----------------     --------------
                                                                     (Thousands of dollars)


Net Revenues                                  $      -        $  173,822          $       -             $  173,822

Cost and expenses
     Casino-hotel operations                         -           112,798                  -                112,798
     General and administrative                      -            32,979                 975  (l)
                                                                                         417  (m)
                                                                                       1,266  (n)
                                                                                      (1,229) (o)           34,408
     (Gain) loss on sale of assets                   -               (43)                 -                    (43)
     Depreciation and amortization                   -            10,301                 551  (p)           10,852
     Management fee                                  -             9,891              (9,891) (l)              -
                                          -----------------  -----------------  -----------------     -----------------
        Total costs and expenses                     -           165,926              (7,911)              158,015
                                          -----------------  -----------------  -----------------     -----------------
Operating income                                     -             7,896               7,911                15,807

Other income (expense)
     Equity in loss of joint venture                 -              (611)                 -                   (611)
     Interest income                                 -                27                  -                     27
     Interest expense                                -               (40)           (12,056)  (q)          (12,096)
     Intercompany interest expense                   -            (2,554)             2,554   (r)              -
                                          -----------------  -----------------  -----------------     -----------------
        Other expense                                -            (3,178)            (9,502)               (12,680)
                                          -----------------  -----------------  -----------------     -----------------
Income (loss) before income taxes                    -             4,718               (134)                 3,127
Income tax provision                                 -            (1,482)             1,482   (s)               -
                                          -----------------  -----------------  -----------------     -----------------
Net income (loss)                             $      -        $    3,236          $   1,348             $    3,127
                                          =================  =================  =================     =================



Notes to Table 2 for 2004 Amounts
---------------------------------

a) Reflects the addition of actual, historical operating results for the Golden Nugget Group for the period during the nine months ended September 30, 2004, prior to Acquisition by Poster Financial Group (January 1, 2004 through January 22, 2004).

b) Reflects the elimination of the signing bonuses paid to key executives upon completion of the Acquisition, the cost of which are included in results of operations for the period. Such bonuses are non-recurring in nature and not reflective of the results of operations on a pro forma basis.

c) Reflects elimination of the management fee historically charged by MGM MIRAGE for certain corporate functions and for the use of the Golden Nugget name and related trademark. In connection with the Acquisition, Poster Financial Group acquired the rights to the Golden Nugget name and related trademarks; no fee for their use (or amortization of the cost basis) will be incurred. Also reflects the cost of the replacement of corporate functions previously provided by MGM MIRAGE, and which were included in the management fee, for a period of 22 days prior to the Acquisition (approximately $1.3 million on an annual basis).

d) Reflects for the period of 22 days, the net increase in base salaries and minimum bonuses for key executives of Poster Financial Group and of the Golden Nugget Group under employment contracts that became effective upon completion of the Acquisition ($555,000 on an annual basis).

e) The employment contracts also provide for annual incentive bonuses in the event that post-Acquisition cumulative EBITDA (as defined) exceeds $30.0 million in 2004, $60.0 million in 2005 and $90.0 million in 2006. The adjustment of $102,000 represents that portion of an accrual that would have been recorded in the first 22 days of the fiscal quarter, prior to closing of the Acquisition.

f) Reflects for a period of 22 days the elimination of (i) allocations for certain customer service offices and other MGM MIRAGE programs that were not part of the Acquisition ($13,000 for the period) and (ii) rent expense for slot equipment leased from an affiliate, and which were purchased in the Acquisition ($59,000 for the period).

g) Reflects a net increase in depreciation expense and amortization of an intangible asset for the players club, resulting from the impact of purchase price adjustments.

h) Reflects the elimination of interest earned on funds placed in escrow, pending completion of the Acquisition.

i) To eliminate 22 days of inter-company interest on the note payable to MGM MIRAGE, which note is no longer an obligation of the Golden Nugget Group upon the closing of the Acquisition.

j) The Senior Notes were outstanding for the entire quarter. The accompanying adjustment reflects an increase in interest expense, assuming that the $20.0 million term loan taken under the senior credit facility (upon closing of the Acquisition) was drawn as of January 1, 2004.

k) Reflects elimination of income tax expense for earnings during the period prior to the Acquisition. PB Gaming has elected to be treated as a Subchapter S corporation and has elected to have each of Poster Financial Group, GNLV, CORP. and GNL, CORP. treated as a qualified Subchapter S subsidiary for federal income tax purposes. As a result, the owners of PB Gaming will be taxed on the income of PB Gaming, Poster Financial Group and the Golden Nugget Group at a personal level and PB Gaming, Poster Financial Group and the Golden Nugget Group generally will not be subject to federal income taxation at the corporate level.



Notes to Table 2 for 2003 Amounts
---------------------------------

l) Reflects elimination of the management fee historically charged by MGM MIRAGE for certain corporate functions and for the use of the Golden Nugget name and related trademark. In connection with the Acquisition, Poster Financial Group acquired the rights to the Golden Nugget name and related trademarks; no fee for their use (or amortization of the cost basis) will be incurred. Also reflects the cost of the replacement of corporate functions previously provided by MGM MIRAGE, and which were included in the management fee (approximately $1.3 million on an annual basis).

m) Reflects the net increase ($139,000 on a quarterly basis) in base salaries and minimum bonuses for key executives of Poster Financial Group and of the Golden Nugget Group under employment contracts that became effective upon completion of the Acquisition.

n) The employment contracts also provide for annual incentive bonuses in the event that post-acquisition cumulative EBITDA (as defined) exceeds $30.0 million in 2004, $60.0 million in 2005 and $90.0 million in 2006. The adjustment of $422,000 represents the quarterly accrual that would have been recorded as pro forma expense because the 2004 target EBITDA was achieved on a pro forma basis for the year ended December 31, 2003.

o) Reflects the elimination of (i) allocations for certain customer service offices and other MGM MIRAGE programs that were not part of the Acquisition ($110,000 per quarter) and (ii) rent expense for slot equipment leased from an affiliate, and which were purchased in the Acquisition ($241,000 and $899,000 for the three month and nine month period ended September 30, 2003, respectively).

p) Reflects a net decrease in depreciation expense and amortization of an intangible asset for the players club, resulting from the impact of purchase price adjustments.

q) Reflects an increase in interest expense for the Senior Notes and the draw of the term loan under the senior credit facility, including amortization of deferred financing costs.

r) To eliminate inter-company interest on the note payable to MGM MIRAGE, which note is no longer an obligation of the Company upon the Acquisition.

s) PB Gaming has elected to be treated as a Subchapter S corporation and has elected to have each of Poster Financial Group, GNLV, CORP. and GNL, CORP. treated as a qualified Subchapter S subsidiary for federal income tax purposes. As a result, the owners of PB Gaming will be taxed on the income of PB Gaming, Poster Financial Group and the Golden Nugget Group at a personal level and PB Gaming, Poster Financial Group and the Golden Nugget Group generally will not be subject to federal income taxation at the corporate level.

Table 3
Reconciliation of Net Income to EBITDA

EBITDA consists of net income plus (i) interest expense, (ii) income tax provision (or less income tax benefit), and (iii) depreciation and amortization expense. EBITDA is presented as a measure of operating performance because we believe analysts, investors and others frequently use it in the evaluation of companies in our industry, in particular for the ability of a company to meet its debt service requirements. Other companies in our industry may calculate EBITDA differently, particularly as it relates to non-recurring, unusual items.

EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity, as an alternative to net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP.

The following table provides a reconciliation of net income (loss) to EBITDA (dollars in thousands):



                                          Pro Forma                       Pro Forma
                                            For the Fiscal Quarter           For the Nine Months
                                             Ended September 30,             Ended September 30,
                                         -----------------------------   ----------------------------
                                            2003             2004           2003            2004
                                         ------------    -------------   ------------    ------------


     Net income (loss)                      $  (860)       $  (8,691)       $  3,127       $ (2,124)
     Interest expense                         4,032            4,234          12,096          12,457
     Income taxes                                -                -               -               -
     Depreciation and amortization            3,510            4,204          10,852          12,091
                                         ------------    -------------   ------------    ------------
     EBITDA                                 $ 6,682        $    (253)       $ 26,075       $  22,424
                                         ============    =============   ============    ============
